Exhibit 10.1

Pacific Ethanol, Inc.

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

December 16, 2013

Holders of the Company’s
Senior Unsecured Notes

Dated January 11, 2013

Identified on Schedule 1 hereto

Re:	Payments in Kind

Gentlemen:

This letter agreement (the “Letter Agreement”) is entered into as of December 16, 2013 among the undersigned holders (collectively, the “Holders”) of Senior Unsecured Notes dated January 11, 2013 (the “Notes”), and Pacific Ethanol, Inc. (the “Company”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Notes.

The Company intends to make a prepayment to Candlewood Special Situations Master Fund, Ltd. (“CSSM”) and CWD OC 522 Master Fund Ltd. (“CWD OC 522”) in the aggregate amount of $2,000,000, and CSSM and CWD OC 522 (together, the “Funds”) desire to receive such prepayment in kind, in the form of shares of the Company’s common stock (the “Common Stock”), all with the consent of all Holders as provided below.

In consideration of the mutual covenants herein contained, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.               Prepayment of Notes; Delivery of Shares. The Company shall pay to each Fund the sum set opposite such Fund’s name on the signature page hereto (the “Payments”) by issuing and delivering to such Fund the number of shares (collectively, the “Shares”) of the Company’s Common Stock equal to the quotient obtained by dividing (a) such Fund’s Payment, by (b) $4.00. The Payments shall be applied to the outstanding principal balance of the Notes. The offering and issuance of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-180731) (including the prospectus contained therein), filed by the Company with the Securities and Exchange Commission (the “Commission”), and (b) a prospectus supplement containing certain supplemental information regarding the terms of the Offering of the Shares, that will be filed with the Commission on the date hereof and delivered to each Holder (or may available to each Holder by the filing by the Company of an electronic version thereof with the Commission). On the day that is the third Trading Day after the date hereof, the Company shall deliver to each Holder that number of Shares set forth opposite such Holder’s name on the signature page hereto through the facilities of the Depository Trust Company’s DWAC system. For purposes hereof, the term “Trading Day” shall mean any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

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2.               Consent to Non-Pro Rata Prepayment. The Holders each hereby consent to the Payments to the Funds and waive the requirements of Section 1.2 of the Notes which provides that “any [prepayment] shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.” Notwithstanding any provision of the Notes to the contrary, the Holders agree that the consummation of the transactions contemplated hereby shall be deemed to conform to the requirements of the Notes in all respects. The consent and waiver in this Letter Agreement is strictly limited to the one prepayment contemplated by this Letter Agreement, and nothing in this Letter Agreement shall be (i) deemed to constitute a waiver of compliance by the Company with respect to any other term, provision or condition of the Notes, or (ii) prejudice any right or remedy that any Holder may have under or in connection with the Notes.

3.               Effect of Letter Agreement. The Payments do not constitute a payment in full of the Notes. Except as expressly set forth in this Letter Agreement, all of the terms and provisions of the Notes shall remain in full force and effect.

4.               Entire Agreement. This Letter Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

5.               Amendments. This Letter Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and all of the Holders.

6.               Governing Law. This Letter Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

7.               Counterparts. This Letter Agreement may be executed, including by facsimile signature, in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signatures Follow.]

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In witness whereof, the parties have executed this Letter Agreement as of the first date set forth above.

PACIFIC ETHANOL, INC.

By: /s/ Neil M. Koehler

Neil M. Koehler, Chief Executive Officer

HOLDERS:		PAYMENT AMOUNT:

CWD OC 522 MASTER FUND LTD.
By: Candlewood Investment Group,
as investment manager
By:	/s/ David Koenig	$ 664,523
Name:	David Koenig
Title:	Authorized Signatory

CANDLEWOOD SPECIAL SITUATIONS MASTER FUND, LTD.
By: Candlewood Investment Group,
as investment manager
By:	/s/ David Koenig	$1,335,477
Name:	David Koenig
Title:	Authorized Signatory

Credit Suisse Loan Funding LLC
By:	/s/ Robert Healey
Name:	Robert Healey
Title:	Authorized Signatory

By	/s/ Michael Wotanowski
Name:	Michael Wotanowski
Title:	Authorized Signatory

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Schedule 1

Holders of Notes

CWD OC 522 Master Fund Ltd.

c/o Candlewood Investment Group

777 Third Ave, Suite 19B, NY NY 10017

Attention: Peter Dowling

Candlewood Special Situations Master Fund, Ltd.

c/o Candlewood Investment Group

777 Third Ave, Suite 19B, NY NY 10017

Attention: Peter Dowling

Credit Suisse Loan Funding LLC

Eleven Madison Avenue, 5th Floor

Attn: Jonothan Satran

New York, NY 10010-3629

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